EXHIBIT 10.89

FIRST AMENDMENT
TO THE
2017 CONNECTICUT WATER COMPANY DEFERRED COMPENSATION PLAN

WHEREAS, Connecticut Water Service, Inc., a Connecticut corporation (the “Company”) established the 2017 Connecticut Water Company Deferred Compensation Plan (the “Plan”), effective as of January 1, 2017; and
WHEREAS, Section 12.1 of the Plan reserves to the Company the right to amend the Plan at any time by resolution of the Board; and
WHEREAS, the Company desires to amend the Plan to clarify the definition of “Affiliate” in Section 3.3 of the Plan.
NOW, THEREFORE, the Plan is amended effective as of the Merger Closing as set forth below:
1.    Section 3.3 (“Affiliate”) is hereby deleted and replaced with the following:
“3.3    “Affiliate” means:

(a)
Any corporation, trade or business which is treated as a single employer with the Company under Code Sections 414(b) or 414(c) and designated by the Committee as an “Affiliate” for purposes of the Plan; and

(b)	Any other entity designated by the Committee as an “Affiliate” for purposes of the Plan.”
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized representative as of this 14 day of August, 2019.
CONNECTICUT WATER SERVICE, INC.

By:    /s/ Kristen A. Johnson
Kristen A. Johnson
Title: Vice President, Human Resources and
Corporate Secretary

DB2/ 38204556.1